OPPENHEIMER INTERNATIONAL DIVERSIFIED FUND – EXHIBIT 77C

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On June 21, 2013, a first shareholder meeting of Oppenheimer International Diversified (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1) as described in the Fund’s proxy statement dated April 12, 3012 (the “Proxy Statement”).  The following is a report of the votes cast:

Nominee/Proposal                                           For                                Withheld

Trustees

Brian F. Wruble                                           132,378,723                                2,156,810
David K. Downes                                           132,307,028                                2,228,505
Matthew P. Fink                                           132,354,463                                2,186,070
Edmund Giambastiani, Jr.                                           132,459,790                                2,075,743
Phillip A. Griffiths                                           132,301,206                                2,234,327
Mary F. Miller                                           132,567,272                                1,968,261
Joel W. Motley                                           132,489,175                                2,046,358
Joanne Pace                                           132,683,809                                1,851,724
Mary Ann Tynan                                           132,548,974                                1,986,558
Joseph M. Wikler                                           132,354991                                2,180,542
Peter I. Wold                                           132,524,010                                2,011,523
William F. Glavin, Jr.                                           132,525,543                                2,009,990

On September 27, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, as adjourned to August 2, 2013 and August 12, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including certain of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

Proposal 2:  To approve changes in, or the removal of, certain fundamental investment policies/investment objectives.

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
65,883,572                             3,132,085                                18,119,315

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
66,141,246                             2,916,654                                18,077,069

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
65,615,151                             3,292,355                                18,227,464

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
65,710,673                             3,221,335                                18,202,966

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
66,049,647                             2,888,328                                18,196,995

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
65,802,694                             2,999,318                                18,332,966

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
65,801,123                             2,996,871                                18,336,979

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
66,512,359                             2,417,077                                18,205,537